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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 Current Report



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

          Date of Report (date of earliest event reported) May 21, 2001


                               PEN HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)



     Tennessee                    333-60599                    62-0852576
  ---------------          ------------------------        -------------------
  (State or other          (Commission File Number)          (IRS Employer
  jurisdiction of                                          Identification No.)
  incorporation)




             5110 Maryland Way, Suite 300 Brentwood, Tennessee 37027
             -------------------------------------------------------
              (Address of principal executive offices)   (Zip Code)



        Registrant's telephone number, including area code (615) 371-7300





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ITEM 5.  OTHER EVENTS.

         Reference is made to the Forbearance and Amendment No. 4, dated as of March 16, 2001, as amended (the "Bank Forbearance Agreement") to the Amended and Restated Credit Agreement (the "Credit") between Pen Holdings, Inc. ("Pen Holdings") certain of its subsidiaries and Mellon Bank, N.A.,as agent under the Credit and for itself, CIBC, Inc., and AmSouth Bank (collectively, the "Banks") dated June 3, 1998, as amended. The Bank Forbearance Agreement would have terminated by its terms on May 21, 2001.

         On May 21, 2001, Pen Holdings and the Banks entered a letter agreement (the "Fifth Bank Letter Agreement") amending the Bank Forbearance Agreement which extended the forbearance period under the Bank Forbearance Agreement until May 31, 2001. The Fifth Bank Letter Agreement is filed as Exhibit 99.1 hereto.

         Pen Holdings, the Banks and Travelers Casualty and Surety Company of America ("Travelers") have also entered into the Tri-Party Forbearance Agreement dated as of March 15, 2001, as amended (the "Tri-Party Forbearance Agreement."). The Tri-Party Forbearance Agreement would have terminated by its terms on May 21, 2001.

         On May 21, 2001, Pen Holdings, the Banks and Travelers entered into an amendment to the Tri-Party Forbearance Agreement (the "Fourth Amendment") which extended the forbearance period under the Tri-Party Forbearance Agreement until May 31, 2001. The Fourth Amendment is filed as Exhibit 99.2 hereto.



ITEM 7.  EXHIBITS.

Exhibit 99.1 - Fifth Bank Letter Agreement

Exhibit 99.2 - Fourth Amendment



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               PEN HOLDINGS, INC.

                                               By: /s/ Mark A. Oldham
                                                  ----------------------------
                                               Name:   Mark A. Oldham
                                               Title:  Chief Financial Officer


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Exhibits

Exhibit 99.1 - Fifth Bank Letter Agreement

Exhibit 99.2 - Fourth Amendment